SiriusPoint reports seventh consecutive quarter of underwriting profits and strong net income at $109.9m

HAMILTON, Bermuda, August 1, 2024 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its second quarter ended June 30, 2024
•Half year core combined ratio of 92.5%, or 92.8% ex. LPT, representing a 1.0 point improvement versus prior year
•Strong growth in the quarter of 22% on gross written premiums for continuing lines business (excluding 2023 exited programs), contributing to 6% growth for the half year
•Half year core underwriting income of $81 million, or $78 million ex. LPT, up 11% on prior year
•Balance sheet further strengthened with Q2’24 BSCR estimate at 284%
•Headline annualized ROE of 16.7% at half year, with underlying ROE adjusted for MGA actions of 13.0%, tracking within 12-15% medium-term guidance range
•$125 million share repurchase (9.1 million shares) from CMIG in conjunction with full settlement of Series A Preference shares in cash
•Board share repurchase authorization increased to a total of $306 million
Scott Egan, Chief Executive Officer, said: “We have continued to execute on our ambition to deliver consistent and stable earnings that create long-term shareholder value. We had another strong quarter, our seventh consecutive quarter of positive underwriting income. We report a Combined ratio for the Core operations of 92.5% for the half year, or 92.8% excluding the loss portfolio transfer, which is a 1.0 point improvement over the prior year period on a like-for-like basis. We are growing our continuing lines premium in our target areas of North America programs, International and Specialty. Q2 was strong in this regard with growth in gross premiums of 22% for continuing lines business. We have increased our full year 2024 net investment income guidance to $275 million to $285 million up from $250 million to $265 million. Net service fee income from our Consolidated MGAs increased by 6.5% with an improved service margin of 23.9% for the half year. Net income increased to over $200 million for the half year.
We continue to rationalize our MGA equity stakes and realize the significant off-balance sheet value of our Consolidated MGAs. Our total equity stakes in MGAs is down to 22 compared to 36 at the start of 2023. We have also added 11 new distribution partnerships since the start of 2024 providing further evidence of our intent to grow through distribution partnerships in our targeted areas.
We remain focused on improving our performance, delivering an underlying ROE adjusted for MGA actions of 13.0% within our 12-15% guidance range and growing book value over the medium term. We will continue to drive improvement in 2024 and beyond as we move closer towards our best-in-class ambitions.
Bolstered by another quarter of strong underwriting results and the completion of our previously announced debt actions, our balance sheet is the strongest it has ever been. Q2'24 BSCR estimate is 284%. This enabled us to reach an agreement for the cash settlement of the Series A Preference shares, purchase and retire $125 million in common stock from CMIG and announce a share buyback authorization increase to $306 million. These actions attest to our belief in the compelling value of our shares and capital position, which is enhanced by strong performance and relentless execution.”
Second Quarter 2024 Highlights
•Net income available to SiriusPoint common shareholders of $109.9 million, or $0.57 per diluted common share
•Core income of $46.0 million, including underwriting income of $36.9 million, Core combined ratio of 93.3%
•Core net services fee income of $9.7 million, with service margin of 16.9%
•Net investment income of $78.2 million and total investment result of $23.3 million
•Book value per diluted common share increased $0.67 per share, or 4.9%, from March 31, 2024 to $14.31
•Return on average common equity of 17.9%
•Debt to capital ratio down to 19.3% compared to 22.8% as of March 31, 2024.
Half Year 2024 Highlights
•Net income available to SiriusPoint common shareholders of $200.7 million, or $1.05 per diluted common share
•Core income of $108.4 million, including underwriting income of $81.2 million, Core combined ratio of 92.5%
•Core net services fee income of $29.5 million, with service margin of 23.9%
•Net investment income of $157.0 million and total investment result of $103.1 million
•Book value per diluted common share increased $0.96 per share, or 7.2%, from December 31, 2023 to $14.31
•Return on average common equity of 16.7%
•Debt to capital ratio down to 19.3% compared to 23.8% as of December 31, 2023.

Key Financial Metrics
The following table shows certain key financial metrics for the three and six months ended June 30, 2024 and 2023:

	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	($ in millions, except for per share data and ratios)
Combined ratio	89.0%	83.0%	87.0%	78.4%
Core underwriting income (1)	$36.9	$63.3	$81.2	$170.7
Core net services income (1)	$9.1	$7.7	$27.2	$24.4
Core income (1)	$46.0	$71.0	$108.4	$195.1
Core combined ratio (1)	93.3%	89.4%	92.5%	85.1%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.9%	11.0%	16.7%	19.2%
Book value per common share (2)	$14.68	$13.76	$14.68	$13.76
Book value per diluted common share (2)	$14.31	$13.35	$14.31	$13.35
Tangible book value per diluted common share (1) (2)	$13.47	$12.47	$13.47	$12.47
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Tangible book value per diluted common share is a non-GAAP financial measure. See definition and reconciliation in “Non-GAAP Financial Measures.”
(2)Prior year comparatives represent amounts as of December 31, 2023.
Second Quarter 2024 Summary
Consolidated underwriting income for the three months ended June 30, 2024 was $65.1 million compared to $108.9 million for the three months ended June 30, 2023. The decrease was driven by lower favorable prior year loss reserve development. Favorable prior year loss reserve development for the three months ended June 30, 2023 included $16.6 million driven by reserving analyses performed in connection with the 2023 LPT. Excluding the favorable development linked to the 2023 LPT, net underwriting income decreased by $29.3 million for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. This decrease is consistent with our change in business mix, decreasing exposure to more volatile lines of business and growing A&H and International Insurance within the Insurance & Services segment.
Consolidated underwriting income for the six months ended June 30, 2024 was $154.7 million compared to $265.4 million for the six months ended June 30, 2023. The decrease was driven by lower favorable prior year loss reserve development. Favorable prior year loss reserve development for the six months ended June 30, 2023 included $118.2 million driven by reserving analyses performed in connection with the 2023 LPT. Excluding the favorable development linked to the 2023 LPT, underwriting income increased by $4.6 million primarily driven by lower other underwriting expenses resulting from our cost savings program, partially offset by higher acquisition costs driven by business mix changes, including the growth of Insurance & Services.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core Premium Volume
Three months ended June 30, 2024 and 2023
Gross premiums written increased by $37.5 million, or 4.7%, to $842.7 million for the three months ended June 30, 2024 compared to $805.2 million for the three months ended June 30, 2023. Net premiums earned decreased by $42.8 million, or 7.2%, to $553.4 million for the three months ended June 30, 2024 compared to $596.2 million for the three months ended June 30, 2023. The increases in premiums written were primarily driven by increases from Insurance & Services from strategic organic and new program growth, as well as increases across A&H. These increases were partially offset by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a cyber program to another carrier, which also was the main driver of the decrease in premiums earned.

Six months ended June 30, 2024 and 2023
Gross premiums written decreased by $142.0 million, or 7.6%, to $1,723.4 million for the six months ended June 30, 2024 compared to $1,865.4 million for the six months ended June 30, 2023. Net premiums earned decreased by $75.7 million, or 6.6%, to $1,071.2 million for the six months ended June 30, 2024 compared to $1,146.9 million for the six months ended June 30, 2023. The decreases in premium volume were primarily due to the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, with the most significant offset being strategic organic and new program growth.
Core Results
Three months ended June 30, 2024 and 2023
Core results for the three months ended June 30, 2024 included income of $46.0 million compared to $71.0 million for the three months ended June 30, 2023. Income for the three months ended June 30, 2024 consists of underwriting income of $36.9 million (93.3% combined ratio) and net services income of $9.1 million, compared to underwriting income of $63.3 million (89.4% combined ratio) and net services income of $7.7 million for the three months ended June 30, 2023. The decrease in net underwriting results was primarily driven by decreased favorable prior year loss reserve development.
Losses incurred included $4.9 million of favorable prior year loss reserve development for the three months ended June 30, 2024 primarily driven by favorable development within North America A&H, compared to $25.2 million for the three months ended June 30, 2023 driven by reserving analyses performed in connection with the 2023 LPT.
Excluding the favorable development linked to the 2023 LPT, net underwriting income decreased by $17.7 million for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. This decrease was driven by higher acquisition costs driven by business mix changes to decrease our exposure to more volatile lines of business, as well as $5.6 million catastrophe losses for the three months ended June 30, 2024 compared to no significant catastrophe losses the three months ended June 30, 2023, partially offset by lower attritional losses.
Six months ended June 30, 2024 and 2023
Core results for the three months ended June 30, 2024 included income of $108.4 million compared to $195.1 million for the three months ended June 30, 2023. Income for the three months ended June 30, 2024 consists of underwriting income of $81.2 million (92.5% combined ratio) and net services income of $27.2 million, compared to underwriting income of $170.7 million (85.1% combined ratio) and net services income of $24.4 million for the three months ended June 30, 2023. The decrease in net underwriting results was primarily driven by decreased favorable prior year loss reserve development.
Losses incurred included $12.9 million of favorable loss reserve development for the six months ended June 30, 2024 driven by decreased ultimate losses in the Credit Reinsurance portfolio and North America A&H, partially offset by increases in the Environmental business, compared to $117.1 million of favorable loss reserve development for the six months ended June 30, 2023 driven by decreases in the domestic and international property and casualty lines of business in the Reinsurance segment and A&H in the Insurance & Services segment linked to the 2023 LPT.
Excluding the favorable development linked to the 2023 LPT, net underwriting income increased by $7.7 million primarily driven by lower other underwriting expenses resulting from our cost savings program and lower attritional losses, partially offset by higher acquisition costs from business mix changes, including the growth of Insurance & Services.
Reinsurance Segment
Three months ended June 30, 2024 and 2023
Reinsurance gross premiums written were $352.5 million for the three months ended June 30, 2024, a decrease of $5.2 million, or 1.5%, compared to the three months ended June 30, 2023, primarily driven by lower premiums written in New York Casualty, partially offset by increases in Bermuda Property.
Reinsurance generated underwriting income of $25.0 million (90.2% combined ratio) for the three months ended June 30, 2024, compared to underwriting income of $61.8 million (77.3% combined ratio) for the three months ended June 30, 2023. The decrease in net underwriting results was primarily due to decreased favorable prior year loss reserve development, as well as higher acquisition costs driven by business mix changes. Net favorable prior year loss reserve development for the three months ended June 30, 2024 was $6.3 million primarily driven by favorable development on a structured auto contract and Aviation, compared to $25.9 million for the three months ended June 30, 2023, which was driven by reserving analyses performed in connection with the 2023 LPT.

Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended June 30, 2024, were $3.0 million or 1.2 percentage points on the combined ratio, compared to no significant catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended June 30, 2023.
Six months ended June 30, 2024 and 2023
Reinsurance gross premiums written were $708.9 million for the six months ended June 30, 2024, a decrease of $45.0 million, or 6.0%, compared to the six months ended June 30, 2023, primarily driven by lower premiums written in New York Casualty and Bermuda Specialty, partially offset by increases in London Specialty.
Reinsurance generated underwriting income of $64.9 million (87.2% combined ratio) for the three months ended June 30, 2024, compared to underwriting income of $141.5 million (73.4% combined ratio) for the three months ended June 30, 2023. The decrease in net underwriting results was primarily due to decreased favorable prior year loss reserve development. Net favorable prior year loss reserve development was $16.6 million for the six months ended June 30, 2024 primarily driven by decreased ultimate losses in the Credit Reinsurance portfolio, compared to net favorable prior year loss reserve development of $100.5 million for the six months ended June 30, 2023 primarily driven by decreases in the domestic and international Property and Casualty lines of business linked to the 2023 LPT.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the six months ended June 30, 2024, were $3.0 million or 0.6 percentage points on the combined ratio, compared to $6.0 million or 1.1 percentage points on the combined ratio, for the six months ended June 30, 2023.
Insurance & Services Segment
Three months ended June 30, 2024 and 2023
Insurance & Services gross premiums written were $490.2 million for the three months ended June 30, 2024, an increase of $42.7 million, or 9.5%, compared to the three months ended June 30, 2023, primarily driven by strategic organic and new program growth, as well as increases across A&H, partially offset by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $117.0 million of gross premiums written for the three months ended June 30, 2023.
Insurance & Services generated segment income of $21.0 million for the three months ended June 30, 2024, compared to income of $12.0 million for the three months ended June 30, 2023. Segment income for the three months ended June 30, 2024 consists of underwriting income of $11.9 million (96.0% combined ratio) and net services income of $9.1 million, compared to underwriting income of $1.5 million (99.6% combined ratio) and net services income of $10.5 million for the three months ended June 30, 2023. The improvement in underwriting results was primarily driven by increased profitability in North America A&H and growth in the Arcadian business.
Six months ended June 30, 2024 and 2023
Insurance & Services gross premiums written decreased by $97.0 million, or 8.7%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $233.8 million of gross premiums written for the six months ended June 30, 2023, as well as lower A&H premiums, partially offset by strategic organic and new program growth.
Insurance & Services generated segment income of $43.5 million for the six months ended June 30, 2024, compared to income of $56.2 million for the six months ended June 30, 2023. Segment income for the six months ended June 30, 2024 consists of underwriting income of $16.3 million (97.1% combined ratio) and net services income of $27.2 million, compared to underwriting income of $29.2 million (95.3% combined ratio) and net services income of $27.0 million for the six months ended June 30, 2023. The decrease in underwriting income of $12.9 million for the six months ended June 30, 2024 compared to the six months ended June 30, 2023 was primarily driven by net adverse prior year loss reserve development of $3.7 million for the six months ended June 30, 2024, compared to net favorable prior year loss reserve development of $16.6 million for the six months ended June 30, 2023, which was driven by reserving analyses performed in connection with the 2023 LPT.

Corporate
Three months ended June 30, 2024 and 2023
Corporate results include all runoff business, which represents certain classes of business that we no longer actively underwrite, including the effect of the including the effect of the restructuring of the underwriting platform announced in 2022 and certain reinsurance contracts that have interest crediting features. Corporate results also include asbestos and environmental and other latent liability exposures on a gross basis, which have mostly been ceded, as well as specific workers’ compensation and cyber programs which we no longer write. The decrease in underwriting income is primarily driven by a decrease in favorable prior year loss reserve development for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, which was associated with the 2023 LPT.
Six months ended June 30, 2024 and 2023
The decrease in underwriting income is driven by a decrease in favorable prior year loss reserve development for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was associated with the 2023 LPT. For the six months ended June 30, 2024, the increase in acquisition costs, net was due to increased commissions on a sliding scale commission contract that experienced favorable development in the period.
Investments
Three months ended June 30, 2024 and 2023
Total net investment income and realized and unrealized investment gains for the three months ended June 30, 2024 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $70.1 million, partially offset by unrealized losses on other long-term investments of $40.6 million. Increased investment income is primarily due to increased interest rates and our rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio. Losses on private other long-term investments were the result of updated fair value analyses consistent with current insurtech market trends and disposals of positions as the Company executes its strategy to focus on underwriting relationships with MGAs.
Total net investment income and realized and unrealized investment gains for the three months ended June 30, 2023 was primarily attributable to investment results from our debt and short-term investment portfolio of $64.9 million driven by dividend and interest income primarily on U.S. treasury bill and corporate debt positions.
Six months ended June 30, 2024 and 2023
Total net investment income and realized and unrealized investment gains for the six months ended June 30, 2024 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $147.0 million. Increased investment income is primarily due to increased interest rates and our rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio. Losses on private other long-term investments were the result of updated fair value analyses consistent with the current insurtech market.
Total net investment income and realized and unrealized investment gains for the six months ended June 30, 2023 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $137.5 million. Increased dividend and investment income is due to the ongoing re-positioning of the portfolio to focus on investing in high grade fixed income securities.
Second Quarter Subsequent Events
Share Repurchase Program
SiriusPoint announced today that in July 2024, the Company’s Board of Directors authorized the Company to repurchase up to an additional $250.0 million of the Company’s common shares. Together with amounts remaining available under previously announced share repurchase authorizations, the Company is authorized to repurchase up to $306.3 million of the Company’s common shares in the aggregate. The share repurchase program does not have an expiration date.
Under the share repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices and at times the Company deems appropriate in its sole discretion, subject to market conditions and other considerations. The share repurchases may be effected through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades and accelerated share repurchase programs, including in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, or any combination of such methods.

CM Bermuda Settlement and Share Repurchase
On August 1, 2024, the Company entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”), and concurrently therewith, a Share Repurchase Agreement (the “Share Repurchase Agreement” and, together with the Settlement Agreement, collectively the “Agreement”), in each case, with CM Bermuda Limited (the “Seller”) and CMIG International Holding Pte. Ltd. (“CMIH”).
The Settlement Agreement provides, among other things, that the Company will pay the Seller for full satisfaction and discharge of all obligations and all other claims of any nature related to the Company’s Series A Preference Shares held by the Seller and the related Certificate of Designation of Series A Preference Shares of the Company. The Share Repurchase Agreement provides that the Company will repurchase 9,077,705 of the Company’s issued and outstanding common shares held by the Seller, for an aggregate consideration of approximately $125 million, pursuant to the share repurchase program.
The Company will pay the Seller a total consideration of approximately $261.0 million upon the closing of the transactions contemplated by the Agreement, which is expected to occur in the third quarter of 2024.
Webcast Details
The Company will hold a webcast to discuss its second quarter 2024 results at 8:30 a.m. Eastern Time on August 2, 2024. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. second quarter 2024 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. These statements also include, but are not limited to, statements regarding the transactions contemplated by the Agreement. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents, managing general underwriters and/or program administrators; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s Board of Directors or any committee thereof; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange

Commission. Additionally, the transactions contemplated by the Agreement are subject to risks and uncertainties and factors that could cause the Company’s actual results to differ from those statements herein including, but not limited to: that the Company may be unable to complete the proposed transactions because, among other reasons, conditions to the closing of the proposed transactions are not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; and the outcome of any legal proceedings to the extent initiated against the Company or others following the announcement of the proposed transaction, as well as the Company’s response to any of the aforementioned factors.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Tangible book value per diluted common share is also a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Stable) from AM Best, S&P and Fitch, and A3 (Stable) from Moody’s. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Sarah Singh, VP, Strategy and Investor Relations
Sarah.singh@siriuspt.com
+1 646 884 4310
Media
Natalie King, Global Head of Marketing and External Communications
Natalie.king@siriuspt.com
+ 44 20 3772 3102

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2024 and December 31, 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	June 30, 2024	December 31, 2023
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2023 - $0.0) (cost - $5,375.5; 2023 - $4,754.6)	$5,345.3	$4,755.4
Debt securities, trading, at fair value (cost - $330.6; 2023 - $568.1)	307.7	534.9
Short-term investments, at fair value (cost - $97.9; 2023 - $370.8)	97.5	371.6
Investments in related party investment funds, at fair value	106.6	105.6
Other long-term investments, at fair value (cost - $328.4; 2023 - $356.2) (includes related party investments at fair value of $146.0 (2023 - $173.7))	241.7	308.5
Equity securities, at fair value (cost - $0.0; 2023 - $1.9)	—	1.6
Total investments	6,098.8	6,077.6
Cash and cash equivalents	598.1	969.2
Restricted cash and cash equivalents	125.9	132.1
Redemption receivable from related party investment fund	—	3.0
Due from brokers	28.6	5.6
Interest and dividends receivable	50.7	42.3
Insurance and reinsurance balances receivable, net	2,120.2	1,966.3
Deferred acquisition costs, net	341.9	308.9
Unearned premiums ceded	496.1	449.2
Loss and loss adjustment expenses recoverable, net	2,191.5	2,295.1
Deferred tax asset	285.1	293.6
Intangible assets	146.8	152.7
Other assets	280.3	175.9
Total assets	$12,764.0	$12,871.5
Liabilities
Loss and loss adjustment expense reserves	$5,606.0	$5,608.1
Unearned premium reserves	1,769.7	1,627.3
Reinsurance balances payable	1,544.5	1,736.7
Deposit liabilities	22.1	134.4
Deferred gain on retroactive reinsurance	23.0	27.9
Debt	648.6	786.2
Due to brokers	40.2	6.2
Deferred tax liability	56.1	68.7
Liability-classified capital instruments	72.6	67.3
Accounts payable, accrued expenses and other liabilities	275.7	278.1
Total liabilities	10,058.5	10,340.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 170,572,790; 2023 - 168,120,022)	17.1	16.8
Additional paid-in capital	1,713.3	1,693.0
Retained earnings	801.7	601.0
Accumulated other comprehensive income (loss), net of tax	(28.0)	3.1
Shareholders’ equity attributable to SiriusPoint shareholders	2,704.1	2,513.9
Noncontrolling interests	1.4	16.7
Total shareholders’ equity	2,705.5	2,530.6
Total liabilities, noncontrolling interests and shareholders’ equity	$12,764.0	$12,871.5

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and six months ended June 30, 2024 and 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues
Net premiums earned	$590.5	$639.7	$1,184.3	$1,235.2
Net investment income	78.2	68.5	157.0	130.2
Net realized and unrealized investment gains (losses)	(55.9)	(1.8)	(54.9)	9.5
Net realized and unrealized investment gains (losses) from related party investment funds	1.0	(0.9)	1.0	(0.1)
Net investment income and net realized and unrealized investment gains (losses)	23.3	65.8	103.1	139.6
Other revenues	129.5	5.3	141.4	14.1
Total revenues	743.3	710.8	1,428.8	1,388.9
Expenses
Loss and loss adjustment expenses incurred, net	364.4	375.7	681.9	642.8
Acquisition costs, net	119.9	111.8	264.8	231.5
Other underwriting expenses	41.1	43.3	82.9	95.5
Net corporate and other expenses	66.6	70.3	122.6	130.3
Intangible asset amortization	3.0	2.9	5.9	5.3
Interest expense	15.7	11.7	36.2	24.5
Foreign exchange (gains) losses	3.6	17.4	(0.1)	17.5
Total expenses	614.3	633.1	1,194.2	1,147.4
Income before income tax expense	129.0	77.7	234.6	241.5
Income tax expense	(14.2)	(15.8)	(23.9)	(41.3)
Net income	114.8	61.9	210.7	200.2
Net income attributable to noncontrolling interests	(0.9)	(2.0)	(2.0)	(4.4)
Net income available to SiriusPoint	113.9	59.9	208.7	195.8
Dividends on Series B preference shares	(4.0)	(4.0)	(8.0)	(8.0)
Net income available to SiriusPoint common shareholders	$109.9	$55.9	$200.7	$187.8
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.60	$0.32	$1.11	$1.08
Diluted earnings per share available to SiriusPoint common shareholders	$0.57	$0.31	$1.05	$1.05
Weighted average number of common shares used in the determination of earnings per share
Basic	170,173,022	162,027,831	169,453,656	161,473,011
Diluted	178,711,254	166,708,932	178,085,119	165,997,198

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended June 30, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$352.5	$490.2	$842.7	$—	$21.8	$—	$864.5
Net premiums written	308.8	341.1	649.9	—	(6.3)	—	643.6
Net premiums earned	256.2	297.2	553.4	—	37.1	—	590.5
Loss and loss adjustment expenses incurred, net	143.8	192.2	336.0	(1.3)	29.7	—	364.4
Acquisition costs, net	67.2	75.8	143.0	(36.5)	13.4	—	119.9
Other underwriting expenses	20.2	17.3	37.5	—	3.6	—	41.1
Underwriting income (loss)	25.0	11.9	36.9	37.8	(9.6)	—	65.1
Services revenues	—	57.4	57.4	(34.4)	—	(23.0)	—
Services expenses	—	47.7	47.7	—	—	(47.7)	—
Net services fee income	—	9.7	9.7	(34.4)	—	24.7	—
Services noncontrolling income	—	(0.6)	(0.6)	—	—	0.6	—
Net services income	—	9.1	9.1	(34.4)	—	25.3	—
Segment income (loss)	25.0	21.0	46.0	3.4	(9.6)	25.3	65.1
Net investment income					78.2	—	78.2
Net realized and unrealized investment losses					(55.9)	—	(55.9)
Net realized and unrealized investment gains from related party investment funds					1.0	—	1.0
Other revenues					106.5	23.0	129.5
Net corporate and other expenses					(18.9)	(47.7)	(66.6)
Intangible asset amortization					(3.0)	—	(3.0)
Interest expense					(15.7)	—	(15.7)
Foreign exchange losses					(3.6)	—	(3.6)
Income before income tax expense	$25.0	$21.0	46.0	3.4	79.0	0.6	129.0
Income tax expense			—	—	(14.2)	—	(14.2)
Net income			46.0	3.4	64.8	0.6	114.8
Net income attributable to noncontrolling interest			—	—	(0.3)	(0.6)	(0.9)
Net income available to SiriusPoint			$46.0	$3.4	$64.5	$—	$113.9

Underwriting Ratios: (1)
Loss ratio	56.1%	64.7%	60.7%				61.7%
Acquisition cost ratio	26.2%	25.5%	25.8%				20.3%
Other underwriting expenses ratio	7.9%	5.8%	6.8%				7.0%
Combined ratio	90.2%	96.0%	93.3%				89.0%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended June 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$357.7	$447.5	$805.2	$—	$37.3	$—	$842.5
Net premiums written	311.9	276.4	588.3	—	37.3	—	625.6
Net premiums earned	271.8	324.4	596.2	—	43.5	—	639.7
Loss and loss adjustment expenses incurred, net	146.7	216.7	363.4	(1.5)	13.8	—	375.7
Acquisition costs, net	51.3	80.7	132.0	(35.9)	15.7	—	111.8
Other underwriting expenses	12.0	25.5	37.5	—	5.8	—	43.3
Underwriting income	61.8	1.5	63.3	37.4	8.2	—	108.9
Services revenues	(2.8)	62.2	59.4	(36.9)	—	(22.5)	—
Services expenses	—	50.0	50.0	—	—	(50.0)	—
Net services fee income (loss)	(2.8)	12.2	9.4	(36.9)	—	27.5	—
Services noncontrolling income	—	(1.7)	(1.7)	—	—	1.7	—
Net services income (loss)	(2.8)	10.5	7.7	(36.9)	—	29.2	—
Segment income	59.0	12.0	71.0	0.5	8.2	29.2	108.9
Net investment income					68.5	—	68.5
Net realized and unrealized investment losses					(1.8)	—	(1.8)
Net realized and unrealized investment losses from related party investment funds					(0.9)	—	(0.9)
Other revenues					(17.2)	22.5	5.3
Net corporate and other expenses					(20.3)	(50.0)	(70.3)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(11.7)	—	(11.7)
Foreign exchange losses					(17.4)	—	(17.4)
Income before income tax expense	$59.0	$12.0	71.0	0.5	4.5	1.7	77.7
Income tax expense			—	—	(15.8)	—	(15.8)
Net income (loss)			71.0	0.5	(11.3)	1.7	61.9
Net income attributable to noncontrolling interest			—	—	(0.3)	(1.7)	(2.0)
Net income (loss) available to SiriusPoint			$71.0	$0.5	$(11.6)	$—	$59.9

Underwriting Ratios: (1)
Loss ratio	54.0%	66.8%	61.0%				58.7%
Acquisition cost ratio	18.9%	24.9%	22.1%				17.5%
Other underwriting expenses ratio	4.4%	7.9%	6.3%				6.8%
Combined ratio	77.3%	99.6%	89.4%				83.0%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$708.9	$1,014.5	$1,723.4	$—	$47.7	$—	$1,771.1
Net premiums written	598.9	678.2	1,277.1	—	5.8	—	1,282.9
Net premiums earned	509.8	561.4	1,071.2	—	113.1	—	1,184.3
Loss and loss adjustment expenses incurred, net	268.4	368.7	637.1	(2.7)	47.5	—	681.9
Acquisition costs, net	137.0	141.0	278.0	(69.7)	56.5	—	264.8
Other underwriting expenses	39.5	35.4	74.9	—	8.0	—	82.9
Underwriting income	64.9	16.3	81.2	72.4	1.1	—	154.7
Services revenues	—	123.2	123.2	(71.5)	—	(51.7)	—
Services expenses	—	93.7	93.7	—	—	(93.7)	—
Net services fee income	—	29.5	29.5	(71.5)	—	42.0	—
Services noncontrolling income	—	(2.3)	(2.3)	—	—	2.3	—
Net services income	—	27.2	27.2	(71.5)	—	44.3	—
Segment income	64.9	43.5	108.4	0.9	1.1	44.3	154.7
Net investment income					157.0	—	157.0
Net realized and unrealized investment losses					(54.9)	—	(54.9)
Net realized and unrealized investment gains from related party investment funds					1.0	—	1.0
Other revenues					89.7	51.7	141.4
Net corporate and other expenses					(28.9)	(93.7)	(122.6)
Intangible asset amortization					(5.9)	—	(5.9)
Interest expense					(36.2)	—	(36.2)
Foreign exchange gains					0.1	—	0.1
Income before income tax expense	$64.9	$43.5	108.4	0.9	123.0	2.3	234.6
Income tax expense			—	—	(23.9)	—	(23.9)
Net income			108.4	0.9	99.1	2.3	210.7
Net (income) loss attributable to noncontrolling interests			—	—	0.3	(2.3)	(2.0)
Net income available to SiriusPoint			$108.4	$0.9	$99.4	$—	$208.7

Underwriting Ratios: (1)
Loss ratio	52.6%	65.7%	59.5%				57.6%
Acquisition cost ratio	26.9%	25.1%	26.0%				22.4%
Other underwriting expenses ratio	7.7%	6.3%	7.0%				7.0%
Combined ratio	87.2%	97.1%	92.5%				87.0%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$753.9	$1,111.5	$1,865.4	$—	$87.6	$—	$1,953.0
Net premiums written	622.9	729.0	1,351.9	—	65.4	—	1,417.3
Net premiums earned	531.3	615.6	1,146.9	—	88.3	—	1,235.2
Loss and loss adjustment expenses incurred, net	232.3	389.2	621.5	(2.8)	24.1	—	642.8
Acquisition costs, net	117.3	152.4	269.7	(68.4)	30.2	—	231.5
Other underwriting expenses	40.2	44.8	85.0	—	10.5	—	95.5
Underwriting income	141.5	29.2	170.7	71.2	23.5	—	265.4
Services revenues	(2.6)	125.8	123.2	(71.3)	—	(51.9)	—
Services expenses	—	95.5	95.5	—	—	(95.5)	—
Net services fee income (loss)	(2.6)	30.3	27.7	(71.3)	—	43.6	—
Services noncontrolling income	—	(3.3)	(3.3)	—	—	3.3	—
Net services income (loss)	(2.6)	27.0	24.4	(71.3)	—	46.9	—
Segment income	138.9	56.2	195.1	(0.1)	23.5	46.9	265.4
Net investment income					130.2	—	130.2
Net realized and unrealized investment gains					9.5	—	9.5
Net realized and unrealized investment losses from related party investment funds					(0.1)	—	(0.1)
Other revenues					(37.8)	51.9	14.1
Net corporate and other expenses					(34.8)	(95.5)	(130.3)
Intangible asset amortization					(5.3)	—	(5.3)
Interest expense					(24.5)	—	(24.5)
Foreign exchange losses					(17.5)	—	(17.5)
Income before income tax expense	$138.9	$56.2	195.1	(0.1)	43.2	3.3	241.5
Income tax expense			—	—	(41.3)	—	(41.3)
Net income			195.1	(0.1)	1.9	3.3	200.2
Net income attributable to noncontrolling interests			—	—	(1.1)	(3.3)	(4.4)
Net income available to SiriusPoint			$195.1	$(0.1)	$0.8	$—	$195.8

Underwriting Ratios: (1)
Loss ratio	43.7%	63.2%	54.2%				52.0%
Acquisition cost ratio	22.1%	24.8%	23.5%				18.7%
Other underwriting expenses ratio	7.6%	7.3%	7.4%				7.7%
Combined ratio	73.4%	95.3%	85.1%				78.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, and services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net investment gains (losses) from Strategic investments which are net investment gains (losses) from our investment holdings, are no longer included in Core net services income, with comparative financial periods restated. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.
Tangible Book Value Per Diluted Common Share
Tangible book value per diluted common share, as presented, is a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.
The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,504.1	$2,313.9
Intangible assets	(146.8)	(152.7)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$2,357.3	$2,161.2

Common shares outstanding	170,572,790	168,120,022
Effect of dilutive stock options, restricted share units and warrants	4,465,438	5,193,920
Book value per diluted common share denominator	175,038,228	173,313,942

Book value per common share	$14.68	$13.76
Book value per diluted common share	$14.31	$13.35
Tangible book value per diluted common share	$13.47	$12.47

Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and six months ended June 30, 2024 and 2023 was calculated as follows:

	Three months ended		Six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	($ in millions)
Net income available to SiriusPoint common shareholders	$109.9	$55.9	$200.7	$187.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,402.6	2,029.9	2,313.9	1,874.7
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,504.1	2,036.0	2,504.1	2,036.0
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,453.4	$2,033.0	$2,409.0	$1,955.4
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.9%	11.0%	16.7%	19.2%